                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                  ___________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): May 21, 2000


                         ADVANCED MICRO DEVICES, INC.

              __________________________________________________
              (Exact Name of Registrant as Specified in Charter)

             Delaware                          1-7882                     94-1692300
--------------------------------       ----------------------         ----------------
(State or Other Jurisdiction of       (Commission File Number)        (I.R.S. Employer
        Incorporation)                                               Identification No.)


        One AMD Place, P.O. Box 3453, Sunnyvale, California  94088-3453
      --------------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                (408) 732-2400
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

                                      N/A
                  ------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

          On May 21, 2000, Advanced Micro Devices, Inc. ("AMD") entered into a Reorganization Agreement and a Recapitalization Agreement under which Francisco Partners, LP, a private equity firm focused on buyout and recapitalization investments in technology companies, will acquire 90 percent of AMD's Communication Products Division for $375 million in cash. AMD will retain a 10 percent ownership interest in the business, and also will have a warrant to acquire approximately an additional 10%. The Reorganization Agreement and the Recapitalization Agreement are set forth in Exhibit 2.1 and 2.2, respectively, and are incorporated in this report as if fully set forth herein. The full text of the press release announcing the transaction is set forth in Exhibit 99.1 attached hereto and is incorporated in this report as if fully set forth herein.

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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)       Exhibits

          The following exhibits are filed as part of this Report:

          No.    Exhibit
          ---    -------

          2.1 Reorganization Agreement dated as of May 21, 2000, by and between Advanced Micro Devices, Inc. and BoldCo, Inc.

          2.2 Recapitalization Agreement, dated as of May 21, 2000, by and between BraveTwo Acquisition, L.L.C., Advanced Micro Devices, Inc. and BoldCo, Inc.

          99.1   Press release dated May 22, 2000.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ADVANCED MICRO DEVICES, INC.
                                    (Registrant)


                              By:  /s/ Thomas M. McCoy
                                   ------------------------------------
                                   Thomas M. McCoy
                                   Senior Vice President, General Counsel
                                   and Secretary


Date:  May 22, 2000

                                 EXHIBIT INDEX

2.1 Reorganization Agreement dated as of May 21, 2000, by and between Advanced Micro Devices, Inc. and BoldCo, Inc.

2.2 Recapitalization Agreement, dated as of May 21, 2000, by and between BraveTwo Acquisition, L.L.C., Advanced Micro Devices, Inc. and BoldCo, Inc.

99.1  Press release dated May 22, 2000.